EXHIBIT 32
HORIZON BANCORP
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Horizon Bancorp (the “Company”) certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2009	/s/ Craig M. Dwight Craig M. Dwight
Chief Executive Officer

Dated: November 12, 2009	/s/ Mark E. Secor Mark E. Secor
Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to Horizon Bancorp and will be retained by Horizon Bancorp and furnished to the Securities Exchange Commission or its staff upon request.